Exhibit 99.1

Hudson Pacific Properties, Inc. Press Release

Hudson Pacific Properties Announces

Commencement of Public Offering

LOS ANGELES (June 11, 2025)—Hudson Pacific Properties, Inc. (“Hudson Pacific” or the “Company”) (NYSE: HPP) today announced it has commenced a $600 million underwritten public offering of shares of its common stock and pre-funded warrants to purchase shares of its common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission. The Company intends to grant the underwriters a 30-day option to purchase up to an additional $90 million of common stock at the public offering price, less the underwriting discounts and commissions. All of the securities to be sold in the offering will be offered by the Company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

In addition, Cohen & Steers Capital Management, Inc. (the “Investor”) on behalf of its clients’ accounts, has indicated an interest in purchasing $300 million in the aggregate of shares of the Company’s common stock at the public offering price and pre-funded warrants, exercisable for shares of the Company’s common stock, in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, the Investor may determine to purchase more, fewer or no shares of the Company’s common stock or pre-funded warrants in this offering or the underwriters may determine to sell more, fewer or no shares of the Company’s common stock or pre-funded warrants to the Investor.

Hudson Pacific plans to contribute the net proceeds from this offering to its operating partnership, which intends to use the net proceeds to repay borrowings under its revolving credit facility, repay other indebtedness and/or for general corporate purposes. Pending these applications, the Company’s operating partnership intends to invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with its intention to qualify for taxation as a real estate investment trust.

The lead joint book-running managers for the offering are BofA Securities, Wells Fargo Securities and RBC Capital Markets.

A copy of the preliminary prospectus supplement and accompanying prospectus relating to these securities may be obtained, when available, by contacting: BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com; or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

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Hudson Pacific Properties, Inc. Press Release

About Hudson Pacific Properties

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact

Laura Campbell

Executive Vice President, Investor Relations & Marketing

(310) 622-1702

lcampbell@hudsonppi.com

Media Contact

Laura Murray

Vice President, Communications

(310) 622-1781

lmurray@hudsonppi.com

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